SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 4, 2010
ENPRO INDUSTRIES, INC.

(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)
5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209

(Address of principal executive offices, including zip code)
(704) 731-1500

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.
     On June 4, 2010, EnPro Industries, Inc. (the “Company”) and certain of its wholly owned subsidiaries entered into a Fifth Amendment to Amended and Restated Loan and Security Agreement and Amendment to Other Loan Documents (the “Loan Amendment”) with Bank of America, N.A., in its capacity as collateral and administrative agent (the “Agent”), and certain lenders signatory hereto. The Loan Amendment amends the Amended and Restated Loan and Security Agreement dated April 26, 2006 among the Company, certain of its subsidiaries, the Agent and the lenders (as amended, the “Loan Agreement”).
     The Loan Amendment provides for the following primary changes to the Loan Agreement (which are effective without satisfaction of the conditions set forth below):
•	Waives any default or event of default arising from the filing of voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code, with the intention of creating a trust pursuant to Section 524(g) of the U.S. Bankruptcy Code to address and resolve all current and future asbestos claims (referred to as the “524(g) Proceeding”), by the following subsidiaries of the Company: Garlock Sealing Technologies LLC (“Garlock”), Garrison Litigation Management Group, Ltd. (“Garrison”) and The Anchor Packing Company (“Anchor”); and

•	Provides for the use of a defined amount of cash collateral by Garlock and Garrison in the 524(g) Proceeding until the Loan Amendment becomes effective;
Subject to satisfaction of the conditions described below, the Loan Amendment also makes the following primary changes to the Loan Agreement:
•	Reduces the commitments of the lenders from $75 million to $60 million (under certain conditions as set forth in the Loan Agreement and upon request of the borrowers, the commitment may be increased to $85 million, where formerly this amount was $100 million);

•	Eliminates Garlock as a borrower and Garrison and two domestic subsidiaries of Garlock as guarantors under the Loan Agreement, releases Garlock, Garrison and its subsidiaries from the covenants under the Loan Agreement and releases all liens on the assets of Garlock, Garrison and its subsidiaries as collateral under the Loan Agreement;

•	Eliminates Garlock’s accounts and inventory from the borrowing base under the Loan Agreement;

•	Permits a letter of credit in the face amount of $4,721,323.44 for the account of Garlock and provides for the bank products obligations of Garlock, Garrison and such subsidiaries to Bank of America, N.A. and its affiliates to be rolled over from the Loan Agreement to a specified debtor-in-possession credit facility to be provided by Bank of America, N.A. to Garlock and Garrison;

•	Increases the applicable interest rate on borrowings, with the applicable margin on LIBOR-based loans ranging from 2.00% to 2.50% per annum based on the level of outstanding borrowings and the borrowing base and with the applicable margin on base rate, or “prime rate,” loans similarly ranging from 1.00% to 1.50%; and

•	Increases the fee with respect to the unused portion of the commitment under the Loan Agreement from 0.25% to 0.50% per annum.
The conditions to the effectiveness of these changes include:
•	Certification that no default or event of default exists under the Loan Agreement;

•	The commencement of the 524(g) Proceeding by Garlock, Garrison and Anchor in the United States Bankruptcy Court for the Western District of North Carolina (the “Bankruptcy Court”);

•	The entry by Garlock and Garrison into a debtor-in-possession loan agreement with Bank of America, N.A. on terms mutually acceptable to the parties;

•	Entry by the Bankruptcy Court of an interim financing order, in form and substance satisfactory to Bank of America, N.A., approving, among other matters, the debtor-in-possession loan agreement, granting liens in favor of Bank of America, N.A. as security for the letter of credit and bank products rolled over to the debtor-in-possession credit facility, as describe above, and the other obligations under the debtor-in-possession loan agreement;

•	Entry by the Bankruptcy Court of an order, in form and substance satisfactory to Bank of America, N.A. authorizing the continuation of the cash management system currently in place during the pendency of the 524(g) Proceeding;

•	All first-day orders in the 524(g) Proceeding that in the reasonable judgment of Bank of America N.A. may have an impact upon the debtor-in-possession loan agreement or collateral security therefor shall be in form and substance satisfactory to Bank of America, N.A.;

•	Payment of the applicable amendment fee and other fees and expenses; and

•	As of the date of the satisfaction of the preceding conditions, the interim financing order related to the debtor-in-possession facility shall not have been vacated, reversed, modified, amended or stayed without the prior written consent of Bank of America, N.A.
     The foregoing brief description of the terms and conditions of the Loan Amendment is qualified in its entirety by reference to the Loan Amendment, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 8.01 Other Events.
     On June 5, 2010, the Company issued a press release announcing that on June 5, 2010 (the “Petition Date”) its wholly owned subsidiary, Garlock, filed a voluntary petition in the U.S. Bankruptcy Court for the Western District of North Carolina in Charlotte to establish a trust that would resolve all current and future asbestos claims against Garlock under Section 524(g) of the U.S. Bankruptcy Code. On the Petition Date, two non-operating, wholly owned subsidiaries of the Company, Garrison and Anchor, also filed voluntary petitions in the U.S. Bankruptcy Court for the Western District of North Carolina in Charlotte. The press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.
     The Company has determined that as a result of the filing of these voluntary petitions by Garlock, Garrison and Anchor, under generally accepted accounting principles, it ceased to have the ability to exert control over Garlock, Garrison and Anchor on or about the Petition Date. Accordingly, the Company’s investment in Garlock, Garrison and Anchor will be deconsolidated from the Company’s financial results beginning on the Petition Date, and the resulting net investment adjusted to its fair value as of the Petition Date. Based upon a preliminary assessment of the effect of deconsolidation of these subsidiaries, the Company does not believe that any loss will be recorded and may record a gain in the period ending June 30, 2010.
     In addition, as a result of the deconsolidation of Garlock, Garrison and Anchor from the Company’s financial results, commencing on the Petition Date the Company’s consolidated financial results will reflect interest expense relating to outstanding intercompany promissory notes issued by consolidated subsidiaries of the Company in favor of Garlock, and these promissory notes will be reflected as liabilities in the Company’s consolidated balance sheets. These promissory notes, which are filed as Exhibits 99.2 and 99.3 hereto and are incorporated by reference herein, initially arose in 2005 as a result of an internal reorganization in which the businesses of certain subsidiaries of Garlock were transferred from Garlock to other subsidiaries of EnPro at estimated fair values. The terms of these promissory notes were recently extended to 2017 and the annual interest rate increased from 6.5% to 11%. Of the 11% annual interest rate, interest at a rate of 6.5% is paid in cash and the remaining interest at a rate of 4.5% is paid in kind by the delivery of additional promissory notes of the same terms with an initial principal balance equal to such interest payment.
Item 9.01 Exhibits.
Exhibit 10.1 —	Fifth Amendment to Amended and Restated Loan and Security Agreement and Amendment to Other Loan Documents dated as of June 4, 2010, by and among Coltec Industries Inc, Coltec Industrial Products LLC, Garlock Sealing Technologies LLC, GGB LLC, Corrosion Control Corporation, Stemco LP, and V. W. Kaiser Engineering, Incorporated, as borrowers; Enpro Industries, Inc., QFM Sales and Services, Inc., Coltec International Services Co., Garrison Litigation Management Group, Ltd., GGB, Inc., Garlock International Inc., Garlock Overseas Corporation, Stemco Holdings, Inc., Compressor Products Holdings, Inc., and Compressor Services Holdings, Inc, as guarantors; Bank of America, N.A., as agent; and the lenders signatory thereto

Exhibit 99.1 —	Press release of EnPro Industries, Inc. dated June 5, 2010

Exhibit 99.2 —	Amended and Restated Promissory Note Due January 1, 2017 dated as of January 1, 2010 made by Stemco LP in favor of Garlock Sealing Technologies LLC in the original principal amount of $153,865,000

Exhibit 99.3 —	Amended and Restated Promissory Note Due January 1, 2017 dated as of January 1, 2010 made by Coltec Industries Inc in favor of Garlock Sealing Technologies LLC in the original principal amount of $73,381,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2010

ENPRO INDUSTRIES, INC.

	By:	/s/ Richard L. Magee

Richard L. Magee Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Fifth Amendment to Amended and Restated Loan and Security Agreement and Amendment to Other Loan Documents dated as of June 4, 2010, by and among Coltec Industries Inc, Coltec Industrial Products LLC, Garlock Sealing Technologies LLC, GGB LLC, Corrosion Control Corporation, Stemco LP, and V. W. Kaiser Engineering, Incorporated, as borrowers; Enpro Industries, Inc., QFM Sales and Services, Inc., Coltec International Services Co., Garrison Litigation Management Group, Ltd., GGB, Inc., Garlock International Inc., Garlock Overseas Corporation, Stemco Holdings, Inc., Compressor Products Holdings, Inc., and Compressor Services Holdings, Inc, as guarantors; Bank of America, N.A., as agent; and the lenders signatory thereto

99.1	Press release of EnPro Industries, Inc. dated June 5, 2010

99.2	Amended and Restated Promissory Note Due January 1, 2017 dated as of January 1, 2010 made by Stemco LP in favor of Garlock Sealing Technologies LLC in the original principal amount of $153,865,000

99.3	Amended and Restated Promissory Note Due January 1, 2017 dated as of January 1, 2010 made by Coltec Industries Inc in favor of Garlock Sealing Technologies LLC in the original principal amount of $73,381,000

7